Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Viper Energy, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of October 3, 2024.

TUMBLEWEED ROYALTY IV, LLC

By:	/s/ Cody Campbell
Name:	Cody Campbell
Title:	Co-Chief Executive Officer

ENCAP ENERGY CAPITAL FUND XI, L.P.

By:	EnCap Equity Fund XI GP, L.P.,
its general partner

By:	EnCap Equity Fund XI GP, LLC
its general partner

By:	EnCap Investments L.P.,
its sole member

By:	EnCap Investments GP, L.L.C.,
its general partner

By:	/s/ Douglas E. Swanson, Jr.
Name:	Douglas E. Swanson, Jr.
Title:	Managing Director

ENCAP PARTNERS GP, LLC

By:	/s/ Douglas E. Swanson, Jr.
Name:	Douglas E. Swanson, Jr.
Title:	Managing Director